Exhibit 4.5

Execution Version

REGISTRATION RIGHTS AGREEMENT

November 8, 2024

This REGISTRATION RIGHTS AGREEMENT, dated as of November 8, 2024 (this “Agreement”), is entered into by and among Waste Management, Inc., a Delaware corporation (the “Company”), Waste Management Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Guarantor”), Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as dealer managers (the “Dealer Managers”), in connection with the Stericycle Notes Exchange Offer (as defined below).

The Company and the Dealer Managers are parties to the Dealer Manager Agreement, dated September 10, 2024 (the “Dealer Manager Agreement”), in connection with the Company’s offer to exchange (the “Stericycle Notes Exchange Offer”) any and all outstanding Stericycle Notes (as defined herein) for up to $500,000,000 aggregate principal amount of new notes to be issued by the Company (the “WM Notes”). The WM Notes will be issued by the Company under an indenture, dated as of September 10, 1997 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as the current successor to the initial trustee, Texas Commerce Bank National Association, as trustee (the “Trustee”), and the terms of the WM Notes will be set forth in and the WM Notes will be issued pursuant to a resolution of the Company’s board of directors and an accompanying officers’ certificate, dated as of the date hereof (together with the Base Indenture, the “Indenture”). The WM Notes will be unconditionally guaranteed by the Guarantor (the “WM Guarantees”). The WM Notes and the WM Guarantees are herein collectively referred to as the “WM Securities.”

In consideration of the foregoing, the parties hereto agree as follows:

1.            Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 2(e)(iii) hereof.

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed. For purposes of this Agreement, if the day on which any deadline specified in this Agreement expires is not a Business Day, such deadline shall be deemed to expire on the next succeeding Business Day.

“Closing Date” shall mean the settlement date of the Stericycle Notes Exchange Offer.

“Company” shall have the meaning set forth in the preamble.

“Dealer Manager Agreement” shall have the meaning set forth in the preamble.

“Dealer Managers” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(iii)(B) hereof.

“Exchange Offer” shall mean the exchange offer of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form as selected by the Company) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior unsecured notes issued by the Company and guaranteed by the Guarantor, in each case under the Indenture containing and terms identical to the Registrable Securities (except that such notes will be registered under the Securities Act and the transfer restrictions, registration rights and any Additional Interest for failure to comply with this Agreement applicable to the Registrable Securities will not apply to such notes) and to be offered to Holders of Registrable Securities in exchange for the WM Securities pursuant to the Exchange Offer.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offer and sale of the WM Securities or the Exchange Securities.

“Guarantor” shall have the meaning set forth in the preamble.

“Holder Notice” shall have the meaning set forth in Section 2(b) hereof.

“Holders” shall mean the holders of the Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Section 4 and Section 6 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

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“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its “affiliates” (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional WM Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional WM Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including: (i) any preliminary prospectus, and (ii) any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Securities” shall mean the WM Securities; provided that any WM Securities shall cease to be Registrable Securities: (i) when a Registration Statement with respect to such WM Securities has become effective under the Securities Act and such WM Securities have been exchanged, disposed of or distributed pursuant to such Registration Statement, (ii) when such WM Securities cease to be outstanding, or (iii) when the Exchange Offer is consummated, except in the case of WM Securities that otherwise remain Registrable Securities that are held by a Holder that was ineligible to participate in the Exchange Offer or participated in the Exchange Offer and did not receive fully tradable Exchange Securities pursuant to the Exchange Offer.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer of the Exchange Securities for all WM Securities validly tendered in accordance with the terms of the Exchange Offer is not completed on or prior to the Target Registration Date or, if a Shelf Registration Statement is required, such Shelf Registration Statement is not declared effective on or prior to the 60th day after the later of (a) the Target Registration Date and (b) the date on which the Company receives a duly executed Holder Notice or Shelf Request or (ii) if applicable, a Shelf Registration Statement covering resales of the WM Securities has been declared effective and such Shelf Registration Statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of Registrable Securities at any time during the Shelf Effectiveness Period, and such failure to remain effective or be so usable exists for more than 90 days (whether or not consecutive) in any 12-month period.

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“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with compliance with state securities or blue sky laws (including reasonable and documented fees and disbursements of one firm of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities, which firm shall be selected by the Underwriters or the Majority Holders), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements, and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees incurred by the Company (including with respect to maintaining ratings of the WM Securities), (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee, (vii) the reasonable and documented fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable and documented fees (not to exceed $50,000) and disbursements of one counsel for the Holders (which counsel shall be Gibson, Dunn & Crutcher LLP) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding any or all fees and expenses of advisors or counsel to any Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders, any underwriting discounts and commissions, and any brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(c) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

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“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Stericycle Notes” shall mean the 3.875% Senior Notes due 2029 issued by Stericycle, Inc., which was acquired by the Company on November 4, 2024.

“Stericycle Notes Exchange Offer” shall have the meaning set forth in the preamble.

“Suspension Actions” shall have the meaning set forth in Section 2(e)(vi) hereof.

“Target Registration Date” shall mean November 9, 2025, which is the date that is 366 days from the Closing Date.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall have the meaning set forth in the preamble.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

“WM Guarantees” shall have the meaning set forth in the preamble.

“WM Notes” shall have the meaning set forth in the preamble.

“WM Securities” shall have the meaning set forth in the preamble.

2.            Registration under the Securities Act.

(a)           (i)               To the extent not prohibited by any applicable law or regulation, or applicable interpretations of the SEC or the Staff, the Company shall use its commercially reasonable efforts to (x) file or cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all outstanding Registrable Securities for Exchange Securities and, (y) keep such Registration Statement effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers.

(ii)            The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use commercially reasonable efforts to complete the Exchange Offer no later than the Target Registration Date.

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(iii)           After the Exchange Offer Registration Statement has become effective, the Company shall commence the Exchange Offer by mailing or making available the related Prospectus and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(A)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange, except to the extent not permitted by law, applicable interpretations of the Staff or as otherwise contemplated in this Agreement;

(B)	the dates of acceptance for exchange, which shall be a period of at least 20 Business Days (in accordance with the Exchange Act) from the date such Prospectus is mailed or made available (the “Exchange Dates”);

(C)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(D)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (x) surrender such Registrable Security to the institution and at the address and in the manner specified in the Prospectus, or (y) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(E)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by effecting such withdrawal in compliance with the applicable procedures of the institution and in compliance with the applicable procedures of the depositary for the Registrable Securities.

(iv)            As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (I) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (II) at the time of the commencement of the Exchange Offer it is not engaged in, and does not intend to engage in, and it has no arrangement or understanding with any Person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the Securities Act, (III) it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an “affiliate,” such Holder will comply with the prospectus delivery requirements of the Securities Act to the extent applicable in connection with any resale of the Exchange Securities, (IV) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market making or other trading activities, then such Holder will comply with the prospectus delivery requirements of the Securities Act, to the extent applicable, in connection with any resale of the Exchange Securities, (V) it is not prohibited by any law or policy from participating in the Exchange Offer, and (VI) it shall have made such other representations as may be reasonably requested by the Company, or as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available (collectively, the “Holder Representations”). Each Holder hereby acknowledges and agrees that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Registrable Securities acquired by such Holder directly from the Company.

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(v)            As soon as practicable after the last Exchange Date, the Company shall:

(A)	cause the Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer to be accepted for exchange;

(B)	cause all Registrable Securities or portions thereof so accepted for exchange to be delivered to the Trustee for cancellation;

(C)	issue Exchange Securities equal in principal amount to the principal amount of the Registrable Securities validly tendered by such Holder; provided that if any of the Registrable Securities are in book-entry form, the Company shall, in cooperation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures; and

(D)	cause the Trustee to promptly authenticate and deliver to each Holder such Exchange Securities.

(vi)           The Company shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and shall use commercially reasonable efforts to comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (I) the Exchange Offer does not violate any applicable law, rule, regulation or applicable interpretations of the Staff, (II) the Registrable Securities shall be validly tendered in accordance with the Exchange Offer, (III) each Holder of Registrable Securities exchanged in the Exchange Offer shall have made the Holder Representations, (IV) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company’s judgment, could reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer, (V) the Exchange Offer will be made to all Holders other than to any Holder of the European Economic Area or the United Kingdom to whom the Exchange Offer cannot be made without requiring the publication of a prospectus for the purposes of Regulation (EU) 2017/1129 or, as the case may be, such regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (which may be certified or validated by way of representations from Holders of Registrable Securities) and (VI) other customary conditions relating to the delivery of the WM Securities or other actions customarily taken by Holders participating in the Exchange Offer or the execution and delivery of customary documentation relating to the Exchange Offer shall have been satisfied.

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(b)          In the event that (i) the Company determines that any changes in applicable law or applicable interpretations of the Staff or the SEC do not permit the Company to effect the Exchange Offer provided for in Section 2(a) hereof, (ii) a Holder participating in the Exchange Offer does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and U.S. federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and notifies (a “Holder Notice”) the Company within 30 days after such Holder first becomes aware of such restrictions, (iii) the Exchange Offer, for any other reason, is not completed by the Target Registration Date, or (iv) the Company receives a written request (a “Shelf Request”) from any Holder within 20 Business Days after the consummation of the Exchange Offer representing that they hold Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company shall use commercially reasonable efforts to file, as promptly as practicable after the date of such determination, Holder Notice or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided, however, that the Company shall be under no obligation to file any such Shelf Registration Statement before they are obligated to file an Exchange Offer Registration Statement pursuant to Section 2(a) hereof and no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided, further, that with respect to a Shelf Registration Statement required pursuant to this Section 2(b), the consummation of an Exchange Offer shall relieve the Company of such obligation to file a Shelf Registration Statement for the scenarios set forth in Section 2(b)(i) or Section 2(b)(iii) hereof.

(c)          (i)              In the event that the Company is required to file a Shelf Registration Statement pursuant to Section 2(b)(ii) or Section 2(b)(iv) hereof, the Company shall use its commercially reasonable efforts to file and to cause to become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and, with respect to any Registrable Securities to which Section 2(b)(ii) or Section 2(b)(iv) hereof applies, a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of such Registrable Securities held by the Holders, if any, after completion of the Exchange Offer.

(ii)            The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for a period of one year from the effective date of such Shelf Registration Statement or such shorter period that will terminate when all of the WM Securities covered by the Shelf Registration Statement cease to be Registrable Securities (the “Shelf Effectiveness Period”).

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(iii)           The Company further agrees to use its commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable.

(iv)           Unless it has been filed with the SEC or is otherwise publicly available, the Company agrees to furnish to the Holders of Registrable Securities registered on such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used, provided, however, Holders will be deemed to have received the documents referred to above upon delivery of such documents to the depository or depositories of the Registrable Securities for distribution to its participants.

(d)           (i)             The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.

(ii)            Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, and, except as otherwise expressly set forth herein, any other expenses, if any, relating to the underwriting, offering, sale or disposition of such Holder’s Registrable Securities pursuant to any Shelf Registration Statement.

(e)           (i)             An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

(ii)            A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

(iii)            If a Registration Default occurs with respect to any Registrable Securities, the interest rate on such Registrable Securities (and only such Registrable Securities) will be increased by 0.25% per annum (such increased interest rate amount, the “Additional Interest”) beginning on the day immediately following such Registration Default. A Registration Default ends with respect to any WM Securities when such WM Securities cease to be Registrable Securities or, if earlier, (A) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed or when the Shelf Registration Statement covering such Registrable Securities becomes effective or (B) in the case of a Registration Default under clause (ii) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the Additional Interest provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on the next date that there is no Registration Default; provided, however, that no such Additional Interest shall be payable if the Exchange Offer Registration Statement is not filed or declared effective or the Exchange Offer is not consummated on account of the reasons set forth in Section 2(b) hereof (it being understood, however, that in any such case the Company shall be obligated to file a Shelf Registration Statement and such Additional Interest shall be payable if the Shelf Registration Statement is not declared effective in accordance with Section 2(c) hereof), that no such Additional Interest shall be payable if the Shelf Registration Statement is not declared effective as set forth above because the Holder Notice or Shelf Request was not made on a timely basis; provided, further, that such Additional Interest shall only be payable if the Shelf Registration Statement is not declared effective.

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(iv)           Notwithstanding anything to the contrary in this Agreement, if the Exchange Offer is consummated, any Holder who was, at the time such Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, or withdrew, its WM Securities for Exchange Securities in such Exchange Offer will not be entitled to receive any Additional Interest, and such WM Securities will no longer constitute Registrable Securities hereunder.

(v)            Any Additional Interest payable by the Company will be paid in accordance with and pursuant to the terms of the Indenture. The Additional Interest referenced in this Section 2(e) shall be the sole remedy of any Holder (other than a Participating Broker-Dealer) with respect to any Exchange Offer Registration and Shelf Registration and related matters provided for in this Agreement.

(vi)           The Company shall be entitled to suspend its obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action (collectively, “Suspension Actions”) if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Company or any of its subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Company determines that such disclosure is not in the best interest of the Company and its stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable. Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Holders. Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Holders of the cessation of the delay or suspension (but not the basis thereof).

3.             Registration Procedures.

(a)            In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall use commercially reasonable efforts to:

(i)             prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

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(ii)            (A)            prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and supplement each Prospectus with any required prospectus supplement and, as so supplemented, to file such Prospectus pursuant to Rule 424 under the Securities Act; and (B) keep each Prospectus current during the period described in Section 4(a)(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)           to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and the retention of any Free Writing Prospectus not required to be filed to the extent required by SEC rules;

(iv)            (A)           in the case of a Shelf Registration, use commercially reasonable efforts upon written request to furnish to each Holder of Registrable Securities included on such Shelf Registration Statement, to counsel for the Dealer Managers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than any document that amends and supplements any Prospectus, preliminary prospectus or Free Writing Prospectus because it is incorporated by reference therein), as such Holder, counsel or Underwriter may reasonably request in writing in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, (B) subject to Section 3(c) hereof, the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)            (A)            in the case of an Exchange Offer Registration Statement, use commercially reasonable efforts to cause the registration and qualification of the Registrable Securities under all applicable state securities or blue sky laws, if and to the extent legally required in order to effect the Exchange Offer, and, in the case of a Shelf Registration Statement and if necessary to permit sales under the Shelf Registration Statement, cooperate with the selling Holders and their counsel to register or qualify the Registrable Securities under the applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by such Shelf Registration Statement shall reasonably request in writing by the time the applicable Shelf Registration Statement becomes effective; (B) cooperate with such Holders in connection with any filings required to be made with FINRA; and (C) use commercially reasonable efforts to cause any and all other acts and things within the Company’s reasonable control that may be reasonably necessary to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to subject itself to service of process in any such jurisdiction, or (3) subject itself to taxation in any such jurisdiction if it is not already so subject;

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(vi)           notify counsel for the Dealer Managers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities included on such Shelf Registration Statement and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing: (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed; (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective; (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus or any amendment or supplement thereto untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); and (6) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be required;

(vii)          use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Shelf Registration Statement on the proper form, as promptly as reasonably practicable and provide prompt notice to each Holder of the withdrawal of any such order or such resolution;

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(viii)         in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included on such Shelf Registration Statement, without charge, upon written request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested in writing), if such documents are not available via EDGAR;

(ix)           in the case of a Shelf Registration, reasonably cooperate with the Holders of Registrable Securities included on such Shelf Registration Statement to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and, in the case of certificated securities, registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

(x)            upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Securities and the Dealer Managers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement), as applicable, to suspend use of the Prospectus or any Free Writing Prospectus as promptly as reasonably practicable after the occurrence of such an event, and such Holders, such Participating Broker-Dealers and Dealer Managers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission; provided that the Company shall not be required to take any action pursuant to this Section 3(a)(x) during any suspension period pursuant to Section 2(e)(vi) or Section 3(d) hereof;

(xi)           within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, or any amendment of or supplement to a Registration Statement, a Prospectus or a Free Writing Prospectus, in each case, excluding any document that is to be incorporated by reference into such Registration Statement, Prospectus, Free Writing Prospectus or any amendment or supplement thereto after the initial filing of a Registration Statement, provide copies of such document to the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities included on such Shelf Registration Statement and their counsel) and make representatives of the Company, as shall be reasonably requested by the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities included on such Shelf Registration Statement or their counsel), available for discussion of such document at reasonable times and upon reasonable notice, provided, however, Holders will be deemed to have received the documents referred to above upon delivery of such documents to the depository or depositories of the Registrable Securities for distribution to its participants; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement, a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall have previously reasonably objected in writing within two Business Days after the receipt thereof, unless the Company in good faith reasonably believes that use or filing of such Prospectus, Free Writing Prospectus, any amendment of or supplement to a Registration Statement, a Prospectus or a Free Writing Prospectus is required by applicable law;

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(xii)           use commercially reasonable efforts to obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii)         cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities that are registered on a Shelf Registration Statement, as the case may be; reasonably cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)         in the case of a Shelf Registration, make available for inspection, solely for customary due diligence purposes to the extent appropriate, by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, one firm of counsel and one firm of accountants designated by a majority in aggregate principal amount of the Holders of Registrable Securities to be included in such Shelf Registration and one firm of attorneys and one firm of accountants designated by such Underwriter, at reasonable times and in a reasonable manner, such financial and other records, pertinent documents and access to properties of the Company and its subsidiaries as such Persons may reasonably request, and cause the officers, directors and employees of the Company to supply all such information and access reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information (including, without limitation, entering into a confidentiality agreement in customary form if requested by the Company) and shall not disclose such records, documents or information unless (A) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement; (B) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or as part of the evidentiary procedures of a court of competent jurisdiction; or (C) such records, documents or information have previously been generally made available to the public;

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(xv)          if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include or incorporate by reference in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably concludes is required to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing;

(xvi)         in the case of a Shelf Registration, enter into such customary agreements and take all such other customary and appropriate actions in connection therewith (including those reasonably requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, in an Underwritten Offering and in such connection, (A) provided that the Holders’ representations and warranties are of the substance and scope as are customarily made by selling security holders to underwriters in underwritten offerings, to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Dealer Manager Agreement and confirm the same if and when required by or requested by the Holder pursuant to the applicable underwriting agreement, (B) solely with respect to an Underwritten Offering, obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in principal amount of the Registrable Securities being sold and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of such Registrable Securities, in customary form and subject to customary limitations, assumptions and exclusions and covering the matters customarily covered in opinions requested in underwritten offerings, (C) solely with respect to an Underwritten Offering, obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of such Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus, and (D) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in an underwriting agreement; it being agreed that the representations and warranties, opinions of counsel and comfort letters delivered in connection with the initial offering of the WM Securities are customary; and

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(b)           In the case of a Shelf Registration Statement, the Company may require, as a condition to include such Holder’s Registrable Securities in such Shelf Registration Statement, each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities and other documentation necessary to effectuate the proposed disposition as the Company may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder; provided that if such Holder fails to provide the requested information within 15 Business Days, including all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, the Company may exclude such Holder’s Registrable Securities from such Shelf Registration Statement until such time as the information is provided.

(c)           In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)           (i)             If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall not be required to maintain the effectiveness during the period of suspension, and the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice that such amendment or supplement is not necessary; provided that no such extension shall be made in the case where such suspension is solely as a result of the Company’s compliance with this Section 3(d) or any other suspension at the request of a Holder.

(ii)            The Company may give any such notice only twice during any 365-day period, any such suspensions shall not exceed 60 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period (except for the consecutive 60-day period immediately prior to the maturity of the WM Securities).

(e)           (i)            The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Company (provided the lead Underwriter shall also be reasonably acceptable to Holders of a majority in principal amount of the Registrable Securities included in such offering). All fees, costs and expenses of the Underwriters, except for Registration Expenses, shall be borne by such Holders.

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(ii)            No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (A) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such Underwritten Offering.

(iii)           In the event of an Underwritten Offering, each Holder agrees that, neither such Holder nor any Underwriter participating in any disposition pursuant to any Registration Statement on such Holder’s behalf, will make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the SEC or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company.

4.             Participation of Broker-Dealers in Exchange Offer.

(a)            (i)            The Company has been advised that the Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for the WM Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

(ii)            The Company has been advised that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)            (i)            In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees, if so requested by one or more Holders who is a Participating Broker-Dealer, to use commercially reasonable efforts to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period ending on the earlier of (A) 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), and (B) the date on which each Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, in each case to the extent necessary to ensure that the Exchange Offer Registration Statement is available for resale of the Registrable Securities acquired by the Participating Broker-Dealers.

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(ii)            The Company further consents, subject to Section 3(c) hereof, to the delivery of (or, to the extent permitted by law, agree to make available) such Prospectus by Participating Broker-Dealers during such period in connection with the resales contemplated by this Section 4.

(c)            The Dealer Managers shall have no liability to the Company or any Holder with respect to any request that a Holder may make pursuant to Section 4(b) hereof.

5.             Indemnification and Contribution.

(a)            (i)            The Company agrees to indemnify and hold harmless each Dealer Manager, each Holder, their respective directors, officers and employees, each Person, if any, who controls any Dealer Manager or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Dealer Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or in any amendment thereof or any supplement thereto, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Dealer Manager or information relating to any Holder furnished to the Company in writing by or on behalf of such parties expressly for use therein.

(ii)            In connection with any Underwritten Offering permitted by Section 3 hereof, the Company agrees to also indemnify the Underwriters, if any, their respective affiliates (within the meaning of Rule 405 under the Securities Act) and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)           Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Dealer Managers and the other selling Holders, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, any Dealer Manager and any other selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Dealer Manager within the meaning of Rule 405 under the Securities Act and such Dealer Manager’s respective directors, officers and employees, to the same extent as the indemnity set forth in Section 5(a) hereof, but only with respect to any losses, claims, damages or liabilities (including without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in any Registration Statement, any Prospectus or any Free Writing Prospectus.

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(c)            (i)            If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either Section 5(a) or Section 5(b) hereof, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 5(a) or Section 5(b) hereof, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 5(a) or Section 5(b) hereof.

(ii)            If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred.

(iii)            In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (B) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (C) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (D) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

(iv)           It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred.

(v)            Any such separate firm (x) for any Dealer Manager or its affiliates, directors and officers and any control Persons of such Dealer Manager shall be designated in writing by such Dealer Managers, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders, and (z) in all other cases shall be designated in writing by the Company.

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(vi)          The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

(vii)          No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding, and (B) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

(d)           If the indemnification provided for in Section 5(a) or Section 5(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Section 5(a) or Section 5(b), in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the WM Securities and the Exchange Securities, on the one hand, and by the Holders from receiving the WM Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Holders, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            (i)            The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d) hereof.

(ii)            The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 5(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.

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(iii)           Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the WM Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(iv)           No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v)            The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)            The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Dealer Managers or any Holder or any Person controlling any Dealer Manager or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company; (iii) acceptance of any of the Exchange Securities; and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.             General.

(a)            No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement, and (ii) the Company has not entered into, and on or after the date of this Agreement, will not enter into, any agreement that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)           Amendments and Waivers. (i) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of this Section 6 shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. (ii) Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be in writing and signed by the parties hereto. Each Holder of Registrable Securities outstanding at the time of such amendment, modification, supplement, waiver or consent thereafter shall be bound by and any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

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(c)           Notices. (i) Except as otherwise specified herein, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, email or any courier guaranteeing overnight delivery (A) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Dealer Managers, the address set forth in the Dealer Manager Agreement; (B) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (C) if to such other persons, at their respective addresses as provided in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). (ii) All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if emailed; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. (iii) Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)           Successors and Assigns. (i) This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Dealer Manager Agreement or the Indenture. (ii) If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. (iii) The Dealer Managers (in their capacity as Dealer Managers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)           Third-Party Beneficiaries. The Trustee and each Holder shall be a third-party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)            Counterparts. (i) This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. (ii) Counterparts may be delivered via facsimile, electronic mail in “portable document format” (“.pdf”) (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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(g)           Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. (i) This Agreement will be governed by and construed in accordance with the laws of the State of New York. (ii) Each of the parties hereto irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or based on this Agreement shall be brought in the courts of the State of New York sitting in New York County or of the United States of America for the Southern District of New York. (iii) Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)            Entire Agreement; Severability. (i) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. (ii) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. (iii) The Company and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, void or unenforceable provisions.

(j)            Delegation by the Company. All references to obligations of the Company to take or not take any actions shall be satisfied so long as the Company causes such actions to be taken or not taken, as applicable.

(k)           Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Shelf Effectiveness Period, except for any liabilities or obligations under Section 5 hereof, each of which shall remain in effect in accordance with its terms.

[Signatures on following pages]

23

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Waste Management, Inc.

By:	/s/ Leslie Nagy
	Name:	Leslie Nagy
	Title:	Vice President and Treasurer

Waste Management Holdings, Inc.

By:	/s/ Leslie Nagy
	Name:	Leslie Nagy
	Title:	Vice President and Treasurer

[Signature Page to the Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

Barclays Capital Inc.

By:	/s/ Kenneth Chang
	Name:	Kenneth Chang
	Title:	MD

[Signature Page to the Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

Deutsche Bank Securities Inc.

By:	/s/ Ryan E. Montgomery
	Name:	Ryan E. Montgomery
	Title:	Managing Director

By:	/s/ Shamit Saha
	Name:	Shamit Saha
	Title:	Director

[Signature Page to the Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

Goldman Sachs & Co. LLC

By:	/s/ Michael Rost
	Name:	Michael Rost
	Title:	Managing Director

[Signature Page to the Registration Rights Agreement]